Exhibit 99.1
September 28, 2017
Re: Tender offer by a third party for KBS Legacy Partners Apartment REIT, Inc. shares
Dear KBS Legacy Stockholder:
You may have received correspondence from MacKenzie Realty Capital, Inc., an affiliate of MacKenzie Capital Management, LP (the “Bidder”), relating to a tender offer to purchase your shares of KBS Legacy Partners Apartment REIT, Inc. (the “REIT”). The Bidder has informed us that its offer price will be $6.19 per share. We believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:

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As further explained in our preliminary proxy statement on Schedule 14A for our annual meeting of stockholders (the “Annual Meeting”), filed with the SEC on September 8, 2017 (the “Preliminary Proxy Statement”), at the Annual Meeting, we will be asking our stockholders to vote on five proposals, including the approval of the Plan of Complete Liquidation and Dissolution of the REIT (the “Plan”). Approval of the Plan by our stockholders will authorize the REIT, pursuant to the Plan, to sell all of its assets, pay its debts, liquidate and dissolve, and distribute the net proceeds from liquidation to our stockholders. As described in the Preliminary Proxy Statement, we currently estimate that if the Plan is approved by our stockholders and we are able to successfully implement the Plan, our net proceeds from liquidation and, therefore, the amount of cash that you would receive for each share of our common stock that you then hold, could range between approximately $8.27 and $8.70 per share. This amount would be in addition to the previous $1.00 per share special distribution paid to our stockholders on May 1, 2017 in connection with the sale of Wesley Village. We note that any changes in market, economic, financial and other circumstances and conditions during the liquidation process could have a material effect on the ultimate amount of liquidating distributions received by stockholders. (See warning regarding forward-looking statements below.) Our range of estimated net proceeds from liquidation is based upon (i) the aggregate of the following amounts (a) the net proceeds received from the September 12, 2017 sale of Watertower Apartments, (b) the contract sales price of each of our remaining properties (all of which are currently under contract to sell), less applicable closing credits with certain adjustments and allowances made to such values as we believe are reasonable to take into account and variances in the final contract sales prices and (c) our estimate of cash flows from operations we will receive through the completion of our liquidation and dissolution, reduced by (ii) the aggregate of the following amounts (a) our estimated indebtedness, including pre-payment penalties, (b) the estimated disposition costs and fees through the completion of our liquidation and dissolution, and (c) the estimated corporate and other liquidation and dissolution costs through the completion of our liquidation and dissolution. If the Plan is approved by our stockholders, we intend to pay the initial liquidating distribution within two months of stockholder approval, with such distribution to be funded from the proceeds from property sales. We expect to pay a final liquidating distribution after we sell all of our properties, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 12 months after stockholder approval of the Plan. However, we cannot assure you that the final distribution will be paid within that 12-month period. For more information about the Plan and the determination of the estimated range in net proceeds from liquidation, see the Preliminary Proxy Statement, and when filed with the SEC, our definitive proxy statement. The Preliminary Proxy Statement is available to the public for free on the SEC’s website, www.sec.gov, and stockholders are urged to read both documents.

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We believe that the Bidder’s offer is meant to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit. In addition, we believe that the Bidder is making its offer for investment purposes and with the intention of making a profit from the ownership of any shares it acquires.

Please be aware that the Bidder is in no way affiliated with the REIT, KBS Capital Advisors LLC, the REIT’s external advisor (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of our stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the list of our stockholders confidential.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, we may post our response to future mini-tender offers at www.kbslegacyreit.com. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at 1-866-527-4264.
We thank you for your investment in the REIT.

Sincerely,
W. Dean Henry
Chairman of the Board,
Chief Executive Officer and Director

IMPORTANT INFORMATION FOR STOCKHOLDERS
Additional Information and Where to Find It
On September 8, 2017, the REIT filed the Preliminary Proxy Statement, and plans to file a definitive proxy statement for the Annual Meeting with the SEC. The definitive proxy statement will be sent or given to the REIT’s stockholders and will contain information about the proposals to be voted on by the REIT’s stockholders at the Annual Meeting, including information relating to the Plan. This correspondence does not constitute a solicitation of any vote or proxy from any stockholder of the REIT. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT IS AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS TO BE VOTED ON BY THE REIT’s STOCKHOLDERS AT THE ANNUAL MEETING. Stockholders will be able to obtain a copy of the definitive proxy statement and other relevant documents, including the REIT’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017 (the “2016 Annual Report”) (which also has been or will be sent to the REIT’s stockholders), free of charge at the SEC’s website, www.sec.gov, on the Investor Information page of the REIT’s website at www.kbslegacyreit.com, or by directing a request by mail to KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., P.O. Box 219015, Kansas City, MO 64121-9015 or KBS Legacy Partners Apartment REIT, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105.
Participants in this Solicitation
The REIT, its directors and executive officers, the Advisor and the Advisor’s officers and employees may be deemed to be participants in the solicitation of proxies from the REIT’s stockholders with respect to the proposals to be voted on at the Annual Meeting, including the Plan. Information regarding the REIT, its directors and executive officers and the Advisor, including detailed information regarding the interests of such entities or persons in the solicitation, is included in the Preliminary Proxy Statement and will be included in the definitive proxy statement in connection with the Annual Meeting. Stockholders may obtain the definitive proxy statement and other relevant documents free of charge as described above.

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
If the Plan is approved by the REIT’s stockholders, there are many factors that may affect the amount of the REIT’s net proceeds from liquidation including, among other factors, the ultimate sale price of each asset, changes in market demand for apartment properties during the liquidation process, the amount of taxes, transaction fees and expenses relating to the liquidation and dissolution, and unanticipated or contingent liabilities arising hereafter. No assurance can be given as to the amount of the REIT’s net proceeds from liquidation. If the REIT underestimated its existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount of the REIT’s net proceeds from liquidation could be less than estimated. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s net proceeds from liquidation. In addition, there are no guarantees that the REIT will be able to successfully implement the Plan.
Forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; the REIT’s ability to sell its real estate properties at the times and at the prices it expects; and other risks identified in Part I, Item 1A of the 2016 Annual Report and in Part II, Item 1A of the REIT’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed with the SEC on August 10, 2017.